Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Announces Stockholder Approval of Proposed Combination with T-Mobile USA

Richardson, TX (April 24, 2013) - MetroPCS Communications, Inc. (NYSE: PCS; "MetroPCS" or the "Company") announced today that MetroPCS' stockholders overwhelmingly voted to approve all of the proposals required for closing the proposed combination with T-Mobile USA, Inc. (“T-Mobile”). With today's approval of the proposals by MetroPCS' stockholders, all requisite approvals required to complete the proposed combination have been received. The proposed combination is expected to be completed after the close of business on April 30, 2013.

“We are pleased with the outcome of today's vote and thank all of our stockholders for their support,” said Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS. “Our combination with T-Mobile will create the value leader in the U.S. wireless marketplace, and we are confident that the combination of these two outstanding businesses is the best outcome for MetroPCS and our stockholders and will maximize stockholder value. We look forward to completing the combination shortly and delivering compelling value to the stockholders and customers of the combined company.”

Upon completion of the proposed combination, MetroPCS' stockholders of record as of the close of business on the closing date, which is expected to be April 30, 2013, will receive an immediate $1.5 billion aggregate cash payment, or approximately $4.06 per share (prior to the reverse stock split that will occur in connection with the closing of the proposed combination), as well as an approximate 26% ownership stake in the combined company.

Approximately 86.21% of MetroPCS' total outstanding shares of common stock as of the March 11, 2013 record date for the Special Meeting were voted. MetroPCS had 369,882,190 shares of common stock outstanding as of the record date for the Special Meeting. The full results are below:

•	Proposal 1 - The Stock Issuance Proposal: A proposal to approve the stock issuance of MetroPCS common stock to Deutsche Telekom in connection with the proposed combination.

For	Against	Abstain
296,521,190	21,194,467	854,123

•
Proposal 2 - The Recapitalization Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to effect the recapitalization that will incur in connection with the proposed combination.

For	Against	Abstain
296,524,154	21,177,792	859,832

•
Proposal 3 - The Declassification Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to declassify the MetroPCS board with all members of the MetroPCS board being elected annually.

For	Against	Abstain
301,128,477	16,600,684	840,619

•
Proposal 4 - The Deutsche Telekom Director Designation Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that, so long as Deutsche Telekom beneficially owns 10% or more of the outstanding combined company's common stock, Deutsche Telekom will have the right to designate a number of individuals to the combined company's board and any committees thereof equal to the percentage of the combined company's common stock beneficially owned by Deutsche Telekom multiplied by the number of directors on the combined company's board.

For	Against	Abstain
295,661,550	22,069,434	841,396

•
Proposal 5 - The Director Removal Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that any MetroPCS director (other than a director designated by Deutsche Telekom, who may not be removed without the prior written consent of Deutsche Telekom) may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of MetroPCS' capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent.

For	Against	Abstain
288,993,635	28,715,023	861,122

•
Proposal 6 - The Deutsche Telekom Approvals Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to grant Deutsche Telekom approval rights with respect to the combined company's ability to take certain actions without Deutsche Telekom's prior written consent as long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of the combined company's common stock.

For	Against	Abstain
290.845,683	26,861,306	862,611

•
Proposal 7 - The Calling of Stockholder Meeting Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that a special meeting of the combined company's stockholders (a) may be called by the chairman of the combined company's board or the combined company's chief executive officer and (b) must be called by the combined company's secretary at the request of (1) a majority of the combined company's board or (2) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of combined company's common stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of the combined company entitled to vote generally for the election of directors.

For	Against	Abstain
300,659,064	17,063,740	846,976

•
Proposal 8 - The Action by Written Consent Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that, as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of the combined company's common stock, any action required or permitted to be taken at any annual or special meeting of the combined company's stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

For	Against	Abstain
280,180,164	37,530,330	859,356

•
Proposal 9 - The Bylaw Amendments Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that the combined company's bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the combined company's voting power.

For	Against	Abstain
285,328,261	32,364,410	877,109

•
Proposal 10 - The Governing Law and Exclusive Forum Proposal: A proposal to approve the Fourth Amended and Restated Certificate of Incorporation of MetroPCS to provide that the Fourth Amended and Restated Certificate of Incorporation and the internal affairs of the combined company will be governed by and interpreted under the laws of the State of Delaware and the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action brought on behalf of the combined company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the combined company to the combined company or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Fourth Amended and Restated Certificate of Incorporation or the new bylaws, or (d) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

For	Against	Abstain
289,266,185	28,418,980	884,615

•
Proposal 11 - The Change in Control Payments Proposal: A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to MetroPCS' named executive officers based on, or otherwise relating to, the proposed combination.

For	Against	Abstain
185,111,181	131,468,927	1,989,633

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. These forward-looking statements include, among others, statements about the benefits of the proposed combination, the prospects, value and value creation capability of the combined company, future free cash flows of the combined company, projected valuation and valuation modeling, the positioning of the combined company versus its competitors, compelling terms and nature of the proposed combination, value of the proposed combination to MetroPCS stockholders, the success of the combined company, compliance, and other statements regarding the combined company's strategies, prospects, projected results, plans, or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' annual report on Form 10-K, filed March 1, 2013, and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.